FOR IMMEDIATE RELEASE

Contact:
Michael DeVeau
Head of Investor Relations and Communications & Divisional CFO, Scent
212.708.7164
Michael.DeVeau@iff.com

IFF Reports Second Quarter 2019 Results; Increases Quarterly Dividend

NEW YORK, N.Y., (August 5, 2019) - International Flavors & Fragrances Inc. (NYSE: IFF) (Euronext Paris: IFF) (TASE: IFF) reported financial results for the second quarter ended June 30, 2019 and provided updated full year 2019 guidance.

Second Quarter 2019 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Operating Profit	EPS	Sales	Operating Profit	EPS	EPS ex Amortization
$1.3 B	$200 M	$1.20	$1.3 B	$214 M	$1.30	$1.61

¹ Schedules at the end of this release contain reconciliations of reported GAAP to non-GAAP metrics.

Management Commentary
“I am pleased to report that we delivered on our profitability objective for the second quarter in light of a softer top-line dynamic, as expected,” said Andreas Fibig, IFF Chairman and CEO. “Through our core productivity program, as well as acquisition related synergies, we achieved an 80 basis point improvement in adjusted operating profit margin excluding amortization - a marked acceleration versus our first quarter performance.
“Our integration efforts are well underway and we are making excellent progress. For those businesses where we have aligned our go-to-market approach, growth was strong, increasing high single-digits. We are also executing well against our cost synergy plan as our realized savings were $15 million for the first half of 2019. Based on our performance to date and our outlook for the remainder of the year, we have increased our expected 2019 savings to approximately $40 million -- above our previous $30 to $35 million estimate.
“For the full year, we remain confident in our ability to achieve an improvement in adjusted operating profit as productivity initiatives and integration-related synergies largely offset a modest revision in sales expectation. We also revised our adjusted EPS excluding amortization to be $6.15 to $6.35, driven by a change in the average effective tax rate on the amortization of intangible assets and a change in redeemable non-controlling interests.
“To reflect our confidence in our long-term strategy and strong cash flow generation, we are pleased to announce we are raising our quarterly dividend. This marks a decade of consecutive dividend increases and underscores our future growth prospects and strong financial position.”
Second Quarter 2019 Consolidated Financial Results

•
Reported net sales for the second quarter totaled $1.3 billion, an increase of 40% from $920 million in 2018, including the contribution of sales related to Frutarom. On a combined basis, currency neutral sales increased 1%, including the net contribution of acquisitions and divested businesses.

•
Reported earnings per share (EPS) for the second quarter was $1.20 per diluted share versus $1.25 per diluted share reported in 2018. Excluding those items that affect comparability, adjusted EPS excluding amortization was $1.61 per diluted share in 2019 versus $1.71 in the year-ago period, as adjusted operating profit growth was more than offset by higher interest expense and shares outstanding -- both related to the Frutarom acquisition.

Second Quarter 2019 Segment Summary: Growth vs. Prior Year

	Reported (GAAP)		Currency Neutral (Non-GAAP)
	Sales	Segment Profit	Sales	Segment Profit
Scent	1%	13%	4%	19%
Taste[1]	(4)%	(11)%	(1)%	(6)%
Frutarom	—	—	—	—

1 2019 Taste sales exclude approximately $0.5 million of second quarter third-party sales transferred to Frutarom effective the beginning of the year. Adjusting for this transfer would result in the currency neutral Taste performance being 0% for the quarter.

Scent Business Unit

•
On a reported basis, sales increased 1%, or $6.2 million, to $475.7 million. Currency neutral sales improved 4%, with growth in nearly all regions and categories. Performance was strongest in Fragrance Ingredients and Consumer Fragrances, both increasing mid single- digits. Fine Fragrance grew low single-digits led by strong new wins, particularly in EAME.

•	Scent segment profit increased 13% on a reported basis and 19% on a currency neutral basis reflecting cost and productivity initiatives, along with more favorable price to input costs.

Taste Business Unit

•
On a reported basis, sales decreased 4%, or $16.4 million, to $434.2 million. Currency neutral sales decreased approximately 1%, as growth in Greater Asia and EAME were more than offset by continued volume erosion with multinational customers in Latin America and North America. From a category perspective, growth was strongest in Savory and Beverage.

•
Taste segment profit decreased 11% on a reported basis and 6% on a currency neutral basis as the benefits from productivity initiatives were more than offset by volume declines, unfavorable price to input costs and mix.

Frutarom Business Unit

•
On a reported basis, sales were $381.7 million. On a standalone basis, currency neutral sales remained constant, including the net contribution of acquisitions and divested businesses. Results were driven by the benefit related to acquisitions offset by declines in F&F ingredients - notably CitraSource - as well as raw material-driven price decreases in Natural Colors and weakness in EAME Taste, Savory Solutions and Trade & Marketing.

•
Segment profit contributed $37 million in the second quarter, or $77 million excluding amortization. Margin performance continued to be driven by disciplined cost management and acquisition-related synergies.

Quarterly Dividend

•
On August 5, 2019, the Board of Directors authorized a 3%, or $0.02 increase, in the quarterly dividend to $0.75 per share of the Company’s common stock. The quarterly dividend is payable on October 4, 2019 to shareholders of record as of September 23, 2019. Including this authorization, IFF has increased its quarterly dividend payment for the tenth consecutive year.

Compliance
During the integration of Frutarom, IFF was made aware of allegations that two Frutarom businesses operating principally in Russia and Ukraine made improper payments to representatives of a number of customers. IFF promptly commenced investigations of such allegations with the assistance of outside legal and accounting firms. IFF’s investigations are not yet complete, but preliminary results indicate that improper payments were made and that key members of Frutarom’s senior management at the time were aware of such payments. IFF has not uncovered any evidence suggesting that such payments had any connection to the United States.

Based on the results of the investigations to date, IFF believes that such improper customer payments are no longer being made and the estimated affected sales represented less than 1% of IFF’s and Frutarom’s combined net sales for 2018. IFF does not believe the impact from these matters is or will be material to IFF’s results of operations or financial condition.
IFF is committed to the highest standards of ethics and compliance and has strict compliance policies in place that are regularly reviewed and updated. Consistent with such policies, IFF has taken or will take appropriate remedial actions with respect to the matters described above. Although the investigations are continuing, based on the results to date and other compliance-related integration activities IFF is not currently aware of similar instances of misconduct.

2019 Financial Guidance:

	Original Guidance	Revised Guidance
Sales	$5.2B - $5.3B	$5.15B - $5.25B
Adjusted EPS (1)	$4.90 - $5.10	$4.85 - $5.05
Adjusted EPS Ex Amortization (1)	$6.30 - $6.50	$6.15 - $6.35

1 See Use of Non-GAAP Financial Measures

For the full year, the Company now expects to deliver between $5.15 and $5.25 billion in sales in 2019. On a combined basis and excluding the impact of currency, growth is expected to be 3 to 5%.
The Company now expects adjusted EPS excluding amortization to be $6.15 to $6.35, principally due to a change in the average effective tax rate associated with the amortization of intangible assets and changes in redeemable non-controlling interests. On a combined basis, and excluding the impact of currency, adjusted EPS excluding amortization is expected to be 6 to 9%. The Company also expects adjusted EPS to be $4.85 to $5.05 versus the original guidance range of $4.90 to $5.10.
Audio Webcast
A live webcast to discuss the Company’s second quarter 2019 financial results will be held on August 6, 2019, at 10:00 a.m. ET. The webcast and accompanying slide presentation may be accessed on the Company's IR website at ir.iff.com. For those unable to listen to the live webcast, a recorded version will be made available on the Company's website approximately one hour after the event and will remain available on IFF’s website for one year.
Cautionary Statement Under The Private Securities Litigation Reform Act of 1995
This press release includes “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including statements regarding guidance for full year 2019, expected impact of the acquisition of Frutarom, including cost savings, the status and preliminary results of our ongoing investigations regarding improper payments made in Frutarom businesses operating principally in Russia and the Ukraine and the expected impact of such investigations on our results of operations or financial condition, and our ability to accelerate growth and profitability in 2019. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K filed with the Commission on February 26, 2019 and subsequent filings with the SEC, including the Company’s Quarterly Reports on Form 10-Q. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. With respect to the Company’s expectations regarding these statements, such factors include, but are not limited to: (1) risks related to the integration of the Frutarom business, including whether we will realize the benefits anticipated from the acquisition in the expected time frame; (2) unanticipated costs, liabilities, charges or expenses resulting from the Frutarom acquisition, (3) risks relating to the Company’s ongoing investigations into improper payments made in Frutarom businesses principally operating in Russia and the Ukraine, including expenses incurred with respect to the investigations, the cost of any remedial measures or compliance programs arising out of the investigations, legal proceedings or government investigations that may arise relating to the subject of the Company’s investigations, and the outcome of any such legal or government investigations, such as the imposition of fines, penalties, orders, or injunctions, (4) the impact of the failure to comply with U.S. or foreign anti-corruption and anti-bribery laws and regulations, including with respect to the Company’s ongoing investigations into improper payments made in Frutarom businesses principally operating in Russia and the Ukraine, (5) the impact of the outcome of legal claims, regulatory investigations and litigation, including any that may arise out of the Company’s ongoing investigations into improper payments made in Frutarom businesses principally operating in Russia and the Ukraine, (6) the increase in the Company’s leverage resulting from the additional debt incurred to pay a portion of the consideration for Frutarom and its impact on the Company’s liquidity and ability to return capital to its shareholders, (7) the Company’s ability to successfully market to its expanded and decentralized Taste and Frutarom customer base, (8) the Company’s ability to effectively compete in its market and develop and introduce new products that meet customers’ needs, (9) the Company’s ability to successfully develop innovative and cost-effective products that allow customers to achieve their own profitability expectations, (10) the impact of the disruption in the Company’s manufacturing operations, (11) the impact of a disruption in the Company’s supply chain, including the inability to obtain ingredients and raw materials from third parties, (12) volatility and increases in the price of raw materials, energy and transportation, (13) the Company’s ability to comply with, and the costs associated with compliance with, regulatory requirements and industry standards, including regarding product safety, quality, efficacy and environmental impact, (14) the impact of any failure or interruption of the Company’s key information technology systems or a breach of information security, (15) the Company’s ability to react in a timely and cost-effective manner to changes in consumer preferences and demands, (16) the Company’s ability to establish and manage collaborations, joint ventures or partnership that lead to development or commercialization of products, (17) the Company’s ability to benefit from its investments and expansion in emerging markets; (18) the impact of currency fluctuations or devaluations in the principal foreign markets in which it operates; (19) economic, regulatory and political risks associated with the Company’s international operations, (20) the impact of global economic uncertainty on demand for consumer products, (21) the inability to retain key personnel; (22) the Company’s ability to comply with, and the costs associated with compliance with, U.S. and foreign environmental protection laws, (23) the Company’s ability to realize the benefits of its cost and productivity initiatives, (24) the Company’s ability to successfully manage its working capital and inventory balances, (25) the impact of the failure to comply with U.S. or foreign anti-corruption and anti-bribery laws and regulations, including the U.S. Foreign Corrupt Practices Act, (26) the Company’s ability to protect its intellectual property rights, (27) the impact of the outcome of legal claims, regulatory investigations and litigation, (28) changes in market conditions or governmental regulations relating to our pension and postretirement obligations, (29) the impact of future impairment of our tangible or intangible long-lived assets, (30) the impact of changes in federal, state, local and international tax legislation or policies, including the Tax Cuts and Jobs Act, with respect to transfer pricing and state aid, and adverse results of tax audits, assessments, or disputes, (31) the effect of potential government regulation on certain product development initiatives, and restrictions or costs that may be imposed on the Company or its operations as a result, and (32) the impact of the United Kingdom’s expected departure from the European Union. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on the Company’s business. Accordingly, the Company undertakes no obligation to publicly revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures
We provide in this press release non-GAAP financial measures, including: (i) currency neutral sales; (ii) adjusted operating profit; (iii) adjusted operating profit (margin) ex. amortization; (iv) adjusted EPS; (v) adjusted EPS ex. amortization.

Our non-GAAP financial measures are defined below.

Currency Neutral metrics eliminate the effects that result from translating international currency to U.S. dollars. We calculate currency neutral numbers by comparing current year results to the prior year results restated at exchange rates in effect for the current year based on the currency of the underlying transaction.

Adjusted Operating Profit excludes the impact of operational improvement initiatives, acquisition related costs, integration related costs, restructuring and other charges, net, losses on sale of assets, FDA mandated product recall, and Frutarom acquisition related costs ("Operating Profit Items Impacting Comparability").

Adjusted Operating Profit (Margin) ex. Amortization excludes the impact of Operating Profit Items Impacting Comparability and the amortization of acquisition related intangible assets.

Adjusted EPS excludes the impact of operational improvement initiatives, acquisition related costs, integration related costs, restructuring and other charges, net, losses on sale of assets, FDA mandated product recall, U.S. tax reform, and Frutarom acquisition related costs (often referred to as “Items Impacting Comparability”).

Adjusted EPS ex. Amortization excludes the impact of Items Impacting Comparability and the amortization of acquisition related intangible assets.

These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. In discussing our historical and expected future results and financial condition, we believe it is meaningful for investors to be made aware of and to be assisted in a better understanding of, on a period-to-period comparable basis, financial amounts both including and excluding these identified items, as well as the impact of exchange rate fluctuations. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of the Company’s results under GAAP and may not be comparable to other companies’ calculation of such metrics.

In the fourth quarter of fiscal year 2018, we began including Adjusted EPS ex. Amortization as a key non-GAAP financial measure of our business. Full amortization expense of intangible assets acquired in connection with acquisitions will be excluded from Adjusted EPS ex. Amortization calculation. The exclusion of amortization expense allows comparison of operating results that are consistent over time for newly and long-held businesses and with both acquisitive and non-acquisitive peer companies. We believe this calculation will provide a more accurate presentation in this and in future periods in the event of additional acquisitions. Further, this allows the investors to evaluate and understand operating trends excluding the impact on operating income and earnings per diluted share. In addition, the Frutarom acquisition related costs have been separated from costs related to prior acquisitions. The Frutarom acquisition costs represent a significant balance and we believe this amount should be shown separately to provide an accurate presentation of the acquisition related costs. Our GAAP results and GAAP metrics do not change, and this change has no effect on day to day business operations, or how we manage our business. For Frutarom, we present segment profit excluding amortization expense as it allows comparison of operating results that are consistent over time for newly and long-held businesses and with both acquisitive and non-acquisitive peer companies.

Forward-Looking Non-GAAP Metrics. This press release also includes our expectations for 2019 with respect to (i) sales growth; (ii) Adjusted EPS growth; and (iii) EPS ex. amortization growth. The closest corresponding GAAP measures to these non-GAAP measures and a reconciliation of the differences between the non-GAAP metric expectation and the corresponding GAAP measure is not available without unreasonable effort due to length of the forecasted period and potential variability, complexity and low visibility as to items such as future contingencies and other costs that would be excluded from the GAAP measures, and the tax impact of such items, in the relevant future period. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Combined 2018 Financials
We calculated “combined” numbers by combining (i) our fiscal year 2018 results (including Frutarom from October 4, 2018 to December 31, 2018) with (ii) the results of Frutarom from January 1, 2018 to October 3, 2018, and adjusting for divestitures of Frutarom’s businesses since October 4, 2018, but do not include any other adjustments that would have been made had we owned Frutarom for such periods prior to October 4, 2018.

Welcome to IFF
At IFF (NYSE:IFF) (Euronext Paris: IFF) (TASE: IFF), we’re using Uncommon Sense to create what the world needs. As a collective of unconventional thinkers and creators, we put science and artistry to work to create unique and unexpected scents, tastes, experiences and ingredients for the products our world craves. Learn more at www.iff.com, Twitter, Facebook, Instagram, and LinkedIn.

International Flavors & Fragrances Inc.
Consolidated Income Statement
(Amounts in thousands except per share data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
Net sales	$1,291,568	$920,016	40%	$2,588,970	$1,850,944	40%
Cost of goods sold	745,329	521,299	43%	1,511,472	1,046,419	44%
Gross profit	546,239	398,717	37%	1,077,498	804,525	34%
Research and development expenses	84,816	74,767	13%	175,412	153,244	14%
Selling and administrative expenses	210,100	157,407	33%	423,282	300,051	41%
Amortization of acquisition-related intangibles	47,909	9,584	NMF	95,534	18,769	NMF
Restructuring and other charges, net	2,525	1,186	113%	18,699	1,903	NMF
Losses on sales of fixed assets	952	1,264	(25)%	764	1,195	(36)%
Operating profit	199,937	154,509	29%	363,807	329,363	10%
Interest expense	32,593	53,246	(39)%	69,165	69,841	(1)%
Other income, net	(2,137)	(20,655)	(90)%	(9,415)	(21,232)	(56)%
Income before taxes	169,481	121,918	39%	304,057	280,754	8%
Taxes on income	30,612	22,769	34%	53,974	52,190	3%
Net income	138,869	99,149	40%	250,083	228,564	9%
Net income attributable to noncontrolling interest	2,492	—	—%	4,877	—	—%
Net income attributable to IFF	136,377	99,149	38%	245,206	228,564	7%

Net income per share - basic (1)	$1.21	$1.25		$2.19	$2.89
Net income per share - diluted (1)	$1.20	$1.25		$2.16	$2.87

Average number of shares outstanding - basic	111,996	79,065		111,930	79,041
Average number of shares outstanding - diluted	112,872	79,303		113,131	79,347

(1)	For 2019, net income per share reflects adjustments related to the redemption value of certain redeemable noncontrolling interests.
NMF Not meaningful

International Flavors & Fragrances Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)
(Unaudited)

	June 30,	December 31,
	2019	2018
Cash, cash equivalents, and restricted cash	$454,820	$648,522
Receivables	1,046,028	937,765
Inventories	1,163,653	1,078,537
Other current assets	325,525	277,036
Total current assets	2,990,026	2,941,860

Property, plant and equipment, net	1,316,305	1,241,152
Goodwill and other intangibles, net	8,450,984	8,417,710
Other assets	590,767	288,673
Total assets	13,348,082	12,889,395

Short term borrowings	$84,231	$48,642
Other current liabilities	1,065,302	1,079,669
Total current liabilities	1,149,533	1,128,311

Long-term debt	4,428,675	4,504,417
Non-current liabilities	1,444,347	1,131,487

Redeemable noncontrolling interests	115,540	81,806

Shareholders' equity	6,209,987	6,043,374
Total liabilities and shareholders' equity	$13,348,082	$12,889,395

International Flavors & Fragrances Inc.
Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$250,083	$228,564
Adjustments to reconcile to net cash provided by operating activities
Depreciation and amortization	154,814	64,968
Deferred income taxes	(27,214)	14,342
Losses on sale of assets	764	1,195
Stock-based compensation	18,300	15,173
Pension contributions	(10,681)	(9,963)
Product recall claim settlement, net of insurance proceeds received	—	(12,969)
Changes in assets and liabilities, net of acquisitions:
Trade receivables	(87,111)	(99,963)
Inventories	(71,545)	(67,940)
Accounts payable	(7,645)	(7,139)
Accruals for incentive compensation	(29,338)	(25,158)
Other current payables and accrued expenses	(11,934)	11,028
Other assets	(29,989)	(65,620)
Other liabilities	36,412	8,651
Net cash provided by operating activities	184,916	55,169
Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	(49,064)	(22)
Additions to property, plant and equipment	(119,094)	(67,421)
Proceeds from life insurance contracts	1,890	—
Maturity of net investment hedges	—	(2,642)
Proceeds from disposal of assets	24,685	618
Contingent consideration paid	(4,655)	—
Net cash used in investing activities	(146,238)	(69,467)
Cash flows from financing activities:
Cash dividends paid to shareholders	(155,578)	(108,824)
Increase in revolving credit facility and short term borrowings	8	110,259
Deferred financing costs	—	(1,401)
Repayments on debt	(47,417)	—
Contingent consideration paid	(21,791)	—
Proceeds from issuance of stock in connection with stock options	200	—
Employee withholding taxes paid	(9,855)	(9,096)
Purchase of treasury stock	—	(15,475)
Net cash used in financing activities	(234,433)	(24,537)
Effect of exchange rates changes on cash, cash equivalents and restricted cash	2,053	(6,788)
Net change in cash, cash equivalents and restricted cash	(193,702)	(45,623)
Cash, cash equivalents and restricted cash at beginning of year	648,522	368,046
Cash, cash equivalents and restricted cash at end of period	$454,820	$322,423

International Flavors & Fragrances Inc.
Business Unit Performance
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net Sales
Taste	$434,179	$450,540	$878,781	$899,559
Scent	475,671	469,476	964,023	951,385
Frutarom	381,718	—	746,166	—
Consolidated	$1,291,568	$920,016	$2,588,970	$1,850,944

Segment Profit
Taste	$98,081	$109,605	$206,536	$221,169
Scent	91,244	80,780	177,059	174,056
Frutarom	37,493	—	66,584	—
Global Expenses	(12,886)	(20,572)	(31,559)	(44,398)
Operational Improvement Initiatives	(534)	(403)	(940)	(1,429)
Acquisition Related Costs	—	4	—	518
Integration Related Costs	(11,417)	(993)	(26,314)	(993)
Restructuring and Other Charges, net	(2,525)	(193)	(18,699)	(910)
Losses on Sale of Assets	(952)	(1,264)	(764)	(1,195)
FDA Mandated Product Recall	—	—	—	(5,000)
Frutarom Acquisition Related Costs	1,433	(12,455)	(8,096)	(12,455)
Operating profit	199,937	154,509	363,807	329,363
Interest Expense	(32,593)	(53,246)	(69,165)	(69,841)
Other income, net	2,137	20,655	9,415	21,232
Income before taxes	$169,481	$121,918	$304,057	$280,754

Operating Margin
Taste	23%	24%	24%	25%
Scent	19%	17%	18%	18%
Frutarom	10%	—%	9%	—%
Consolidated	15%	17%	14%	18%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Foreign Exchange Impact
(Unaudited)

Q2 Taste	Sales	Segment Profit
% Change - Reported	(4)%	(11)%
Currency Impact	3%	5%
% Change - Currency Neutral	(1)%	(6)%

Q2 Scent	Sales	Segment Profit
% Change - Reported	1%	13%
Currency Impact	3%	6%
% Change - Currency Neutral	4%	19%

YTD Taste	Sales	Segment Profit
% Change - Reported	(2)%	(7)%
Currency Impact	3%	4%
% Change - Currency Neutral	1%	(3)%

YTD Scent	Sales	Segment Profit
% Change - Reported	1%	2%
Currency Impact	3%	6%
% Change - Currency Neutral	4%	7%*

* Item does not foot due to rounding

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Second Quarter
(DOLLARS IN THOUSANDS)	2019	2018
Reported (GAAP)	$546,239	$398,717
Operational Improvement Initiatives (a)	534	403
Integration Related Costs (b)	165	—
Adjusted (Non-GAAP)	$546,938	$399,120

Reconciliation of Selling and Administrative Expenses
	Second Quarter
(DOLLARS IN THOUSANDS)	2019	2018
Reported (GAAP)	$210,100	$157,407
Acquisition Related Costs	—	4
Integration Related Costs (b)	(11,043)	—
Frutarom Acquisition Related Costs (d)	1,433	(12,455)
Adjusted (Non-GAAP)	$200,490	$144,956

Reconciliation of Operating Profit
	Second Quarter
(DOLLARS IN THOUSANDS)	2019	2018
Reported (GAAP)	$199,937	$154,509
Operational Improvement Initiatives (a)	534	403
Acquisition Related Costs	—	(4)
Integration Related Costs (b)	11,417	993
Restructuring and Other Charges, net (c)	2,525	193
Losses on Sale of Assets	952	1,264
Frutarom Acquisition Related Costs (d)	(1,433)	12,455
Adjusted (Non-GAAP)	$213,932	$169,813

Reconciliation of Adjusted (Non-GAAP) Operating Profit Margin ex. Amortization
(DOLLARS IN THOUSANDS)	Second Quarter
Numerator	2019	2018
Adjusted (Non-GAAP) Operating Profit	$213,932	$169,813
Amortization of Acquisition related Intangible Assets	47,909	9,584
Adjusted (Non-GAAP) Operating Profit ex. Amortization	261,841	179,397

Denominator
Sales	1,291,568	920,016
Adjusted (Non-GAAP) Operating Profit Margin ex. Amortization	20.3%	19.5%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income
	Second Quarter
	2019				2018
(DOLLARS IN THOUSANDS)	Income before taxes	Taxes on income (e)	Net Income Attributable to IFF (f)	Diluted EPS	Income before taxes	Taxes on income (e)	Net Income Attributable to IFF	Diluted EPS (g)
Reported (GAAP)	$169,481	$30,612	$136,377	$1.20	$121,918	$22,769	$99,149	$1.25
Operational Improvement Initiatives (a)	534	176	358	—	403	142	261	—
Acquisition Related Costs	—	—	—	—	(4)	(1)	(3)	—
Integration Related Costs (b)	11,417	2,574	8,843	0.08	993	—	993	0.01
Restructuring and Other Charges, net (c)	2,525	552	1,973	0.02	193	46	147	—
Losses on Sale of Assets	952	235	717	0.01	1,264	263	1,001	0.01
Frutarom Acquisition Related Costs (d)	(1,433)	(143)	(1,290)	(0.01)	36,989	6,543	30,446	0.38
Adjusted (Non-GAAP)	$183,476	$34,006	$146,978	$1.30	$161,756	$29,762	$131,994	$1.66

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Second Quarter
(DOLLARS AND SHARE AMOUNTS IN THOUSANDS)	2019	2018
Numerator
Adjusted (Non-GAAP) Net Income	$146,978	$131,994
Amortization of Acquisition related Intangible Assets	47,909	9,584
Tax impact on Amortization of Acquisition related Intangible Assets (e)	12,635	5,673
Amortization of Acquisition related Intangible Assets, net of tax (h)	35,274	3,911
Adjusted (Non-GAAP) Net Income ex. Amortization	182,252	135,905

Denominator
Weighted average shares assuming dilution (diluted)	112,872	79,303
Adjusted (Non-GAAP) EPS ex. Amortization	$1.61	$1.71

(a)	Represents accelerated depreciation related to a plant relocation in India and China.
(b)	For 2019, represents costs related to the integration of the Frutarom acquisition, principally advisory services. For 2018, represents costs related to the integration of David Michael.
(c)	For 2019, represents severance costs related primarily to Frutarom. For 2018, represents severance costs related to the 2017 Productivity Program.
(d)
Represents transaction-related costs and expenses related to the acquisition of Frutarom, including adjustments that reduce the contingent consideration payable related to certain acquisitions made by Frutarom. In 2019, amount primarily relates to transaction costs included in Selling and administrative expenses. For 2018, amount includes $10.6 million of bridge loan commitment fees included in Interest expense, $25.0 million mark-to-market loss adjustment on an interest rate derivative and an $11.0 million mark-to-market gain adjustment on a foreign currency derivative, and $12.5 million of transaction costs included in administrative expenses.

(e)
The income tax expense (benefit) on non-GAAP adjustments is computed in accordance with ASC 740 using the same methodology as the GAAP provision of income taxes. Income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for each jurisdiction in which such charges were incurred, except for those items which are non-taxable for which the tax expense (benefit) was calculated at 0%. For fiscal year 2019, these non-GAAP adjustments were not subject to foreign tax credits or valuation allowances, but to the extent that such factors are applicable to any future non-GAAP adjustments we will take such factors into consideration in calculating the tax expense (benefit). For amortization, the tax benefit has been calculated based on the statutory rate on a country by country basis.

(f)	For 2019, net income is reduced by income attributable to noncontrolling interest of $2.5M.
(g)	The sum of these items does not foot due to rounding.
(h)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Second Quarter Year-to-Date
(DOLLARS IN THOUSANDS)	2019	2018
Reported (GAAP)	$1,077,498	$804,525
Operational Improvement Initiatives (a)	940	856
Integration Related Costs (c)	321	—
FDA Mandated Product Recall (e)	—	5,000
Frutarom Acquisition Related Costs (g)	7,850	—
Adjusted (Non-GAAP)	$1,086,609	$810,381

Reconciliation of Selling and Administrative Expenses
	Second Quarter Year-to-Date
(DOLLARS IN THOUSANDS)	2019	2018
Reported (GAAP)	$423,282	$300,051
Acquisition Related Costs (b)	—	518
Integration Related Costs (c)	(25,600)	—
Frutarom Acquisition Related Costs (g)	(246)	(12,455)
Adjusted (Non-GAAP)	$397,436	$288,114

Reconciliation of Operating Profit
	Second Quarter Year-to-Date
(DOLLARS IN THOUSANDS)	2019	2018
Reported (GAAP)	$363,807	$329,363
Operational Improvement Initiatives (a)	940	1,429
Acquisition Related Costs (b)	—	(518)
Integration Related Costs (c)	26,314	993
Restructuring and Other Charges, net (d)	18,699	910
Losses on Sale of Assets	764	1,195
FDA Mandated Product Recall (e)	—	5,000
Frutarom Acquisition Related Costs (g)	8,096	12,455
Adjusted (Non-GAAP)	$418,620	$350,827

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income
	Second Quarter Year-to-Date
	2019				2018
(DOLLARS IN THOUSANDS)	Income before taxes	Taxes on income (h)	Net Income Attributable to IFF (i)	Diluted EPS	Income before taxes	Taxes on income (h)	Net Income Attributable to IFF	Diluted EPS
Reported (GAAP)	$304,057	$53,974	$245,206	$2.16	$280,754	$52,190	$228,564	$2.87
Operational Improvement Initiatives (a)	940	318	622	0.01	1,429	436	993	0.01
Acquisition Related Costs (b)	—	—	—	—	(518)	(135)	(383)	—
Integration Related Costs (c)	26,314	5,923	20,391	0.18	993	—	993	0.01
Restructuring and Other Charges, net (d)	18,699	4,583	14,116	0.12	910	215	695	0.01
Losses on Sale of Assets	764	192	572	0.01	1,195	246	949	0.01
FDA Mandated Product Recall (e)	—	—	—	—	5,000	1,196	3,804	0.05
U.S. Tax Reform (f)	—	—	—	—	—	(649)	649	0.01
Frutarom Acquisition Related Costs (g)	8,096	1,387	6,709	0.06	36,989	6,543	30,446	0.38
Adjusted (Non-GAAP)	$358,870	$66,377	$287,616	$2.54	$326,752	$60,042	$266,710	$3.35

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Second Quarter Year-to-Date
(DOLLARS AND SHARE AMOUNTS IN THOUSANDS)	2019	2018
Numerator
Adjusted (Non-GAAP) Net Income	$287,616	$266,710
Amortization of Acquisition related Intangible Assets	95,534	18,769
Tax impact on Amortization of Acquisition related Intangible Assets (h)	22,831	5,673
Amortization of Acquisition related Intangible Assets, net of tax (j)	72,703	13,096
Adjusted (Non-GAAP) Net Income ex. Amortization	360,319	279,806

Denominator
Weighted average shares assuming dilution (diluted)	113,131	79,347
Adjusted (Non-GAAP) EPS ex. Amortization	$3.18	$3.52

(a)	Represents accelerated depreciation related to a plant relocation in India and China, as well as a lab closure in Taiwan for 2018.
(b)	For 2018, represents adjustments to the contingent consideration payable for PowderPure, and transaction costs related to Fragrance Resources and PowderPure within Selling and administrative expenses.
(c)	For 2019, represents costs related to the integration of the Frutarom acquisition, principally advisory services. For 2018, represents costs related to the integration of David Michael.
(d)	For 2019, represents severance costs related primarily to Scent. For 2018, represents severance costs related to the 2017 Productivity Program.
(e)	Represents losses related to the FDA mandated recall.
(f)	Represents charges incurred related to enactment of certain U.S. tax legislation changes in December 2017.
(g)
Represents transaction-related costs and expenses related to the acquisition of Frutarom, including adjustments that reduce the contingent consideration payable related to certain acquisitions made by Frutarom. For 2019, amount primarily includes $7.9 million of amortization for inventory "step-up" costs and $2.5 million of transaction costs which was offset by a $2.3 million reduction to contingent consideration included in Selling and administrative expense. For 2018, amount includes $10.6 million of bridge loan commitment fees included in Interest expense, $25.0 million mark-to-market loss adjustment on an interest rate derivative and an $11.0 million mark-to-market gain adjustment on a foreign currency derivative, and $12.5 million of transaction costs included in administrative expenses.

(h)
The income tax expense (benefit) on non-GAAP adjustments is computed in accordance with ASC 740 using the same methodology as the GAAP provision of income taxes. Income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for each jurisdiction in which such charges were incurred, except for those items which are non-taxable for which the tax expense (benefit) was calculated at 0%. For fiscal year 2019, these non-GAAP adjustments were not subject to foreign tax credits or valuation allowances, but to the extent that such factors are applicable to any future non-GAAP adjustments we will take such factors into consideration in calculating the tax expense (benefit). For amortization, the tax benefit has been calculated based on the statutory rate on a country by country basis.

(i)	For 2019, net income is reduced by income attributable to noncontrolling interest of $4.9M.
(j)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.